EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, Stephen C. Roussin, certify that (i) the Form 10Q for the quarter ended June 30, 2012 of Campbell Global Trend Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of the Campbell Global Trend Fund, L.P.

Date: August 14, 2012	THE CAMPBELL GLOBAL TREND FUND, L.P. By: Campbell & Company, Inc., General Partner
	By:	/s/ Stephen C. Roussin
Stephen C. Roussin
Chief Executive Officer